UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

CLEANTECH BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7386 Pershing Ave, University City, Missouri	63130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 862-8670

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:  The purpose of this Amendment to the Current Report on Form 8-K/A (the “Amendment”) of Cleantech Biofuels, Inc. (the “Company”) is to amend the Company’s Current Report on Form 8-K that was originally filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2010 (the “Original Filing”).

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)(1) and (a)(3) Resignation of independent registered public accounting firm.

As disclosed in the Original Filing, on October 25, 2010, Cleantech Biofuels, Inc. (the “Company”) was informed by its independent registered public accounting firm, Larry O’Donnell, CPA (“O’Donnell”) that it resigned as the Company’s audit firm. O’Donnell explained that Mr. Larry O’Donnell had served as the lead audit partner of the Company for five years and is now required to rotate off the audit. In addition, O’Donnell explained that it had decided to sell its audit practice.

On December 29, 2010, the Company received a letter from the SEC informing the Company that, effective as of December 14, 2010, the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of the Company’s former auditor, O’Donnell. The letter also stated that, as O’Donnell is no longer registered with the PCAOB, the Company may not include O’Donnell’s audit reports in the Company’s filings with the SEC. As a result, the Company’s financial statements for the years ended December 31, 2009 and 2008 will need to be re-audited by the Company’s new independent registered public accounting firm, which was originally engaged in connection with O’Donnell’s resignation.

On January 5, 2011, the Company provided a draft copy of this report on Form 8-K/A to O’Donnell, requesting their comments on the information contained therein and requesting O’Donnell to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein. The responsive letter from O’Donnell will be filed as an exhibit to this current report on Form 8-K/A when it is available.

(a)(2) Engagement of new independent registered public accounting firm.

As disclosed in the Original Filing, the Audit Committee of the Company approved the engagement of Milhouse Neal, LLP as the Company’s independent registered public accounting firm, effective as of October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date:	January 5, 2011	By:	/s/ Edward P. Hennessey

		Name:	Edward P. Hennessey
		Title:	Chief Executive Officer and President